                                                                    EXHIBIT 10.9



[LOGO]
                          REAL ESTATE SALES CONTRACT



1.  Lifeway Foods, Inc., or its nominee                              (Purchaser)
  -------------------------------------------------------------------
agrees to purchase at a price of   $1,325,000.00     on the terms set forth
                                ---------------------
herein, the following described real estate in    Cook      County, Illinois:
                                             --------------

                     See Exhibit "A" attached hereto and
                    by this reference made a part hereof.

commonly known as   6431 Oakton, Morton Grove, Illinois 60053   , and with
                 -----------------------------------------------
approximate lot dimensions of  per  x  survey , together with the following
                             -------  --------
property presently located thereon: All fixtures, equipment and personal property of Seller which are located on or about the Property including the walk-in freezer and CO2 tank located thereon, excluding (i) the property of "Tenant" (defined in the Rider), and (ii) one (1) Rheon Sheeting Machine owned by Seller's beneficiary.

2.  American National Bank and Trust Company of Chicago u/t/a dated 3/14/89*
  ------------------------------------------------------------------------------
(Seller) agrees to sell the real estate and the property described above, if any, at the price and terms set forth herein, and to convey or cause to be
conveyed to Purchaser or nominee title thereto by a recordable    Trustee's
                                                              ------------------
deed, with release of homestead rights, if any, and a proper bill of sale, subject only to: (a) covenants, conditions and restrictions of record; (b) and utility easements; (h) general taxes for the year 1996 and subsequent years;
                                                 -------
and to
                          *a/k/a Trust No. 10781805

3.  Purchaser will pay $10,000.00   as earnest money upon the execution and
                      --------------
delivery hereof to be applied on the purchase price, and agrees to pay or satisfy the balance of the purchase price, plus or minus prorations, as follows: (strike language and subparagraphs not applicable)
(a) $290,000.00 by cashier's or certified check upon the expiration of the
   -----------------------------------------------------------------------------
Inspection Period defined in the Rider attached hereto (b) The payment of
- -------------------------------------------------------
$1,025,000.00 by cashier's or certified check at the time of closing.
- ---------------------------------------------------------------------

4. Seller, at his own expense, agrees to furnish Purchaser a current ALTA survey of the above real estate made, and so certified by the surveyor as having been made, in compliance with the ALTA Standards.

5. The time of closing shall be on December 1, 1996 subject to the terms of Paragraph 4 of the Rider, or on the date, if any, to which such time is extended by reason of paragraphs 2 or 10 of the Conditions and Stipulations hereafter becoming operative (whichever date is later), unless subsequently mutually agreed otherwise, at the office of Chicago Title Insurance Company, 171 N. Clark Street, Chicago, Illinois, provided title is shown to be good or is accepted by Purchaser.

6. Seller agrees to pay a broker's commission to Stein & Company and ERA-Lebovie Realty Group on Devon, Inc., provided the sale is closed in the amount set forth in the broker's listing contract or as follows:

7.  The earnest money shall be held by  See Rider attached hereto
                                      ------------------------------------------
8. Seller warrants that Seller, its beneficiaries or agents of Seller or of its beneficiaries have received no written notices from any city, village or other governmental authority of zoning, building, fire or health code violations in respect to the real estate that have not been heretofore corrected.

9.  A duplicate original of this contract, duly executed by the Seller and his
spouse, if any, shall be delivered to the Purchaser within  5   days from the
                                                          ------
date hereof, otherwise, at the Purchaser's option, this contract shall become null and void and the earnest money shall be refunded to the Purchaser.





















THERE IS A RIDER ATTACHED HERETO AND FORMING A PART HEREOF.
This contract is subject to the Conditions and Stipulations set forth on the back page hereof, which Conditions and Stipulations are made a part of this contract.

Dated       April 24, 1996
     -------------------------
Purchaser See Signature Rider Attached Hereto  (Address)
         --------------------------------------         ------------------------
          And Forming A Part Herof
Purchaser                                      (Address)
         --------------------------------------         ------------------------
Seller    See Signature rider Attached Hereto  (Address)
         --------------------------------------         ------------------------
          And Forming A Part Hereof
Seller                                         (Address)
         --------------------------------------         ------------------------

*Form normally used for sale of property improved with multi-family structures of five or more units or of commercial or industrial properties.

                         CONDITIONS AND STIPULATIONS



1. Seller shall deliver or cause to be delivered to Purchaser or Purchaser's agent, no later than November 15, 1996, the plat of survey (if one is required to be delivered under the terms of this contract) and a title commitment for an owner's title insurance policy issued by Chicago Title Insurance Company in the amount of the purchase price, covering title to the real estate on or after the date hereof, showing title in the intended grantor subject only to (a) the general exceptions contained in the policy, (b) the title exceptions set forth above, and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the time of closing and which the Seller may so remove at any time by using the funds to be paid upon by the delivery of the deed (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions as therein stated. Seller also shall furnish Purchaser an affidavit of title in customary form covering the date of closing and showing title in Seller subject only to the permitted exceptions in foregoing items (b) and (c) and unpermitted exceptions or defects in the title disclosed by the survey, if any, as to which the title insurer commits to extend insurance in the manner specified in paragraph 2 below. At Purchaser's expense, the parties will cause the general exceptions contained in the policy to be insured over at or prior to closing.

2. If the title commitment or plat of survey (if one is required to be delivered under the terms of this contract) discloses either unpermitted exceptions or survey matters that render the title unmarketable (herein referred to as "survey defects"). Seller shall have 30 days from the date of delivery thereof to have the exceptions removed from the commitment or to correct such survey defects or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions or survey defects, and, in such event, the time of closing shall be 35 days after delivery of the commitment or the time expressly specified in paragraph 5 on the front page hereof, whichever is later. If Seller fails to have the exceptions removed or correct any survey defects, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions or survey defects within the specified time. Purchaser may terminate this contract or may elect, upon notice to Seller within 10 days after the expiration of the 30-day period, to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Purchaser does not so elect, this contract shall become null and void without further action of the parties.

3. Rents, premiums under assignable insurance policies, water and other utility charges, fuels, prepaid service contracts, general taxes, accrued interest on mortgage indebtedness, if any, and other similar items shall be adjusted ratably as of the time of closing. The amount of the current general taxes not then ascertainable shall be adjusted on the basis of 107% of the most recent ascertainable taxes, (1995) provided the assessed valuation shall not have been reduced below $533,168. If the 1995 assessed value is less than this amount, the 1996 tax proration will be recalculated using the Assessor's original valuation set forth here with the 1995 equalization factor and the 1995 tax rate multiplied by seven percent. All prorations are final. Existing leases, if any, shall then be assigned to Purchaser. Seller shall pay the amount of any stamp tax imposed by State law on the transfer of the title, and shall furnish a completed Real Estate Transfer Declaration signed by the Seller of the Seller's agent or or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax; such tax required by local ordinance shall be paid by the party upon whom such ordinance places responsibility therefor. If such ordinance does not so place responsibility; the tax shall be paid by the Purchaser.

4. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this contract.

5. If this contract is terminated, without Purchaser's fault at Purchaser's option, the earnest money, with interest, shall be returned to the Purchaser, or Purchaser may sue Seller for specific performance as Purchaser's sole remedy, but, if the termination is caused by the Purchaser's fault, then, upon notice to the Purchaser, the earnest money, with interest, shall be forfeited to the Seller as liquidated damages and Seller shall have no further claim against the Purchaser.

6. This sale shall be closed through an escrow with Chicago Title Insurance Company, using a "New York Style" closing, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by Chicago Title Insurance Company, with such special provisions inserted in the escrow agreement as may be required to conform with this contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of purchase price and delivery of deed shall be made through the escrow and this contract and the earnest money shall deposited in the escrow. The cost of the escrow shall be divided equally between Seller and Purchaser.

7.  Time is of the essence of this contract.

8. All notices herein shall be in writing and shall be served on the parties at the addresses following their signatures. The mailing of a notice by registered or certified mail, return receipt requested or personal or courier deliver shall be sufficient service. Notices by mail shall be deemed served 3 days after mailing.

9.  Alternative 1:

        Seller represents that he is not a "foreign person" as defined in
        Section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said Section. Seller will furnish Purchaser at closing the Exemption Certification set forth in said Section.

10. (A) Purchaser and Seller agree that the disclosure requirements of the Illinois Responsible Property Transfer Act (do) apply to the transfer contemplated by this contract. (If requirements do not apply, strike (B) and (C) below.)

    (B) Seller agrees to execute and deliver to Purchaser and each mortgage lender of Purchaser such disclosure documents as may be required by the Illinois Responsible Property Transfer Act.

    (C) Purchaser agrees to notify Seller in writing of the name and post office address of each mortgage lender who has issued a commitment to finance the purchase hereunder, or any part thereof; such notice shall be furnished within 10 days after issuance of any such commitment, but in no event less than 40 days prior to delivery of the deed hereunder unless waived by such lender or lenders. Purchaser further agrees to place of record, simultaneously with the deed recorded pursuant to this contract, any disclosure statement furnished to Purchaser pursuant to paragraph 10(B) and, within 30 days after delivery of the deed hereunder, to file a true and correct copy of said disclosure document with the Illinois Environmental Protection Agency.

               SIGNATURE RIDER ATTACHED TO AND FORMING PART OF
                          REAL ESTATE SALES CONTRACT
                BETWEEN LIFEWAY FOODS, INC. ("PURCHASER") AND
             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                   AS TRUSTEE UNDER A TRUST AGREEMENT DATED
                MARCH 14, 1989 AND KNOWN AS TRUST NO. 10781805
          AND 6431 OAKTON STREET ASSOCIATES (TOGETHER, THE "SELLER")



PURCHASER:

LIFEWAY FOODS, INC., an
Illinois corporation                      ATTEST:

By: MICHAEL SMOLYANSKY                    By:
   ------------------------------            ---------------------------------
Its: PRESIDENT                            Its:
    -----------------------------             --------------------------------



SELLER:

AMERICAN NATIONAL BANK AND
TRUST COMPANY, not personally,
but as Trustee as aforesaid               ATTEST:

By: [ILLEGIBLE]                           By: Attestation not required by
   ------------------------------             American National Bank and Trust
                                              Company of Chicago By Laws
                                              ---------------------------------
Its: TRUST OFFICER                        Its:
    -----------------------------             ---------------------------------

6431 OAKTON STREET ASSOCIATES,
an Illinois general partnership

By: LARRY B. GOLDBERG
   -----------------------------
It: MANAGING GENERAL PARTNER
    ----------------------------

By: [ILLEGIBLE]
   -----------------------------
Its: PARTNER
    ----------------------------
                                                                         szl0415
                                                                 REVISED 4/15/96

                     RIDER ATTACHED TO AND FORMING PART OF
                           REAL ESTATE SALES CONTRACT
                 BETWEEN LIFEWAY FOODS, INC. ("PURCHASER") AND
              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                     AS TRUSTEE UNDER TRUST AGREEMENT DATED
                 MARCH 14, 1989 AND KNOWN AS TRUST NO. 10781805
           AND 6431 OAKTON STREET ASSOCIATES (TOGETHER, THE "SELLER")


         1. EARNEST MONEY. The $10,000.00 delivered by Purchaser upon the execution and delivery hereof in accordance with paragraph 3 of the printed contract (the "Initial Earnest Money") shall be held by Stein & Company, pursuant to the terms of a Joint Order Escrow Account. Upon the expiration of the Inspection Period (as defined below), the Initial Earnest Money and the $290,000.00 to be delivered by Purchaser in accordance with paragraph 3 of the printed contract (the "Additional Earnest Money" and, together with the Initial Earnest Money, the "Earnest Money") shall be deposited in an interest bearing Escrow Account at Chicago Title and Trust Company, the direction to control of which shall be held by Seller. Notwithstanding the foregoing, Seller shall not direct the escrowee to release the Earnest Money until the earlier of (i) five
(5) business days after the notice to Purchaser of a default by Purchaser under the Contract; or (ii) the closing date. Purchaser shall be entitled to the interest accruing thereunder unless Purchaser is in default hereunder, in which case Seller shall be entitled to the interest. Notwithstanding the foregoing, Purchaser shall have the option of delivering to Seller an irrevocable letter of credit issued by American National Bank and Trust Company of Chicago in form acceptable to Seller in its sole discretion in place of the $300,000.00 cash.

         2. INSPECTION CONTINGENCY. For a period commencing on the date the Seller accepts the Contract and continuing for a period not to exceed forty-five (45) days thereafter (the "Inspection Period"), Purchaser and its representatives shall have the right, at reasonable times (but not more often than four (4) times) during normal business hours and upon prior notice to Seller's broker, to enter upon the Property (subject to the rights of the "Tenant" described in paragraph 2 below) to make such inspections of the Property as Purchaser deems necessary and desirable, including, without limitation, environmental studies and inspection of the structure and utilities on the Property. No destructive testing shall be permitted. Purchaser shall promptly restore areas so inspected to the condition such areas were in immediately prior to making such inspection. Purchaser agrees to indemnify and hold harmless Seller from any loss, cost, damage or expense arising from Purchaser's and/or its independent contractors (including, but not limited to, its environmental consultants' inspection of the Property and Purchaser or Purchaser's Independent Contractors shall, prior to such entry, provide Seller with evidence of commercial general liability insurance concerning such indemnity in an amount not less than One Million Dollars ($1,000,000.00), combined single limit per occurrence. Purchaser further agrees to deliver to Seller copies of any such reports prepared in connection with Purchaser's inspection of the Property. In the event that any such inspections disclose any conditions which would, in Purchaser's opinion, require environmental remediation or unusual expenditure for construction and utilization of the improvements intended by Purchaser to be constructed and/or used on the Property, Purchaser may terminate this Contract by giving written notice thereof to Seller prior to the expiration of the Inspection Period. In the event of such termination, this Contract shall be null and void (except for any obligations of Purchaser to restore the Property or under its indemnification obligation provided for in this paragraph) and Purchaser shall be entitled to a prompt return of the earnest money, plus interest earned thereon.
Purchaser's failure to notify Seller in writing prior to the expiration of the Inspection Period shall be deemed a waiver of this provision and the Contract shall continue in full force and effect. Purchaser shall not interfere with the "Tenant" (as defined in paragraph 4 below) in conducting such inspection.

         3. LEASE TERMINATION CONTINGENCY. Seller currently leases the Property to 6431 W. Oakton Bakery, L.L.C., an Illinois limited liability company ("Tenant") pursuant to the terms of a certain Lease between Seller and Tenant dated March 22, 1995. Seller and Purchaser acknowledge that the Lease currently expires at midnight on March 31, 1998. Seller has proposed to the Tenant that the Lease be terminated prior thereto and is negotiating with the Tenant for a lease termination agreement (the "Termination Agreement") to provide for the Lease to terminate on or before November 30, 1996 (the "Termination Date"). Seller will use reasonable efforts to enter into a Termination Agreement with Tenant within sixty (60) days from the date that Seller accepts this Contract or within fifteen (15) days of the time Purchaser waives its right to terminate the Contract under paragraph 2 hereof, whichever first occurs (the "Negotiation Period"). Purchaser consents to the early termination of the Lease and acknowledges that (a) the Termination Agreement may require the Tenant to pay Seller a lease termination payment (the "Termination Payment") that will be paid to Seller either upon execution and delivery of the Termination Agreement by Seller and Tenant or after the sale of the Property has been closed, and (b) the early termination of the Lease will benefit Purchaser since Purchaser will have the right to obtain possession of the Property on the Closing Date. Irrespective of when paid, the Termination Payment shall be the exclusive property of Seller and Purchaser shall have no rights to or claims on the Termination Payment. If Seller is unable to enter into the Termination Agreement with Tenant prior to the expiration of the Negotiation Period, Seller shall so notify Purchaser by providing Purchaser with a report of the status of negotiations and the time likely to be required to reach agreement and, at Purchaser's written election, given within five (5) days of receipt of Seller's notice,

(a) the Negotiation Period shall be extended for an additional thirty (30) days, or (b) Purchaser may terminate this Contract. In the event of termination, this Contract shall be null and void, and the earnest money plus interest earned thereon shall be refunded to Purchaser together with the sum of $1,000.00 to reimburse Purchaser for part of the cost of Purchaser's environmental inspection.

         4. CLOSING; POSSESSION. Notwithstanding anything contained in paragraph 5 of the printed contract to the contrary, at Seller's sole election, by written notice to Purchaser on or before November 1, 1996, the closing date shall be extended beyond December 1, 1996 up to the number of days equal to the number of days after May 1, 1996 until the date Purchaser waives its inspection contingency set forth in paragraph 2 above (the "Extended Closing Date"). Additionally, if Tenant does not vacate the Property on or before, the closing date, or Extended Closing Date if Seller exercises its rights hereunder, , Seller shall have the right to extend the closing for up to an additional fourteen (14) days (the "First Cure Period"). If Tenant has not vacated the Property on or before the expiration of the First Cure Period, Seller shall have the right to extend the closing for up to an additional fourteen (14) days (the "Second Cure Period"), provided that Seller shall pay to Purchaser as liquidated damages the sum of $750.00 for each day after the expiration of the First Cure Period that the closing is postponed. If Tenant has not vacated the Property after the Second Cure Period, Purchaser, by written notice to Seller given within five (5) days after the end of the Second Cure Period, may elect to terminate the Contract and receive a refund of the Earnest Money and the payments described in paragraph 3 above as Purchaser's sole and exclusive remedy. In such event, this Contract shall be null and void and, except for Purchaser's obligations under paragraph 2, neither party shall have any further rights or liability hereunder. Possession of the Property shall be delivered to Purchaser at Closing.

         5. REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that to the best of Seller's knowledge (which shall mean solely matters within the actual knowledge of the two (2) general partners of 6431 Oakton Street Associates ("Beneficiary") and not the knowledge of the Tenant):

                 a. Seller has received no written notice from the Assessor of Cook County of a change in the assessed valuation of the Property for the year 1995. Seller will advise Purchaser of any notice from the Assessor of Cook County affecting the assessed value of the Property and of attempts, if any, to reduce the assessed value for 1996;

                 b. Seller has received no written notice from the Village of Morton Grove with respect to special assessments or the existence of violations of the building and zoning ordinances of the municipality;

                 c. The heating, ventilating, air-conditioning, electrical, plumbing fixtures, machinery, equipment and systems located on or about the Property are in working condition and will be so when possession is surrendered to Purchaser, ordinary wear and tear excepted; and

                 d. Larry B. Goldberg and Craig P. Colmar, individually represent that they and Camille Marie Goldberg, a minor, and Alexandra Brittany Goldberg, a minor, are the general partners of 6431 Oakton Street Associates, an Illinois general partnership (the "Beneficiary"), which partnership is the sole beneficiary of and Craig Colmar and Larry Goldberg have the sole power to direct the Trustee. The Beneficiary and Trustee are collectively deemed to be the Seller.

         6. PURCHASER'S AUTHORITY. Purchaser hereby represents and warrants to Seller that it has full power and authority to enter into and perform its obligations hereunder.

         7. SELLER'S AUTHORITY. Seller hereby represents and warrants to Purchaser that it has full power and authority to enter into and perform its obligations hereunder.

         8. AS-IS WHERE-IS. Purchaser acknowledges that except as expressly set forth in the Contract, Purchaser is purchasing the Property and personal property in "AS-IS" "WHERE-IS" condition, without representation or warranty of any kind as to the physical condition thereof or suitability for Purchaser's intended use.

         9. RIGHT OF INSPECTION PRIOR TO CLOSING. Purchaser and its agents shall have the right to inspect the Property one (1) time during the forty-eight (48) hour period immediately prior to the Closing to assure Purchaser with respect to the condition of the Property and vacation of the Property by Tenant.

         10. BROKER. Purchaser represents and warrants that it has not had any dealings with any broker or agent in connection with this Contract other than ERA-Lebovic Realty Group of Devon, Inc. and Stein & Company. The parties agree to indemnify, defend and hold harmless the other from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Contract or the negotiation thereof.

         11. NOTICES. Copies of any notices delivered pursuant to paragraph 8 of the Conditions and Stipulations to the printed Contract shall be deliverer to:

If to Seller:                       Miller, Shakman, Hamilton
                                      Kurtzon & Schlifke
                                    208 South LaSalle Street
                                    Suite 1100
                                    Chicago, Illinois 60604
                                    Attention: Sharon Z. Letchinger

If to Purchaser:                    Sheldon Belofsky
                                    29 South LaSalle Street
                                    Suite 430
                                    Chicago, Illinois 60603


         12. AMENDMENTS. This Contract may be not be amended, modified or discharged except by an instrument in writing signed by Seller and Purchaser.

         13. PARTIES IN INTEREST. All of the terms and provisions of this Contract will be binding on, will inure to the benefit of, and will be enforceable by the successors and permitted assigns of Seller and Purchaser.

         14. HEADINGS. The headings contained in this Contract are for reference purposes only and will not in any way affect the meaning or interpretation of the text of this Contract.

         15. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits thereto.

         16. GOVERNING LAW. This Contract will be construed and enforced in accordance with the laws of the State of Illinois.

         17. NUMBER. As used in this Contract, the singular will include the plural, and the plural will include the singular, as the context may require.

         18. COUNTERPARTS. This Contract may be signed in multiple counterparts, each of which shall constitute an original.

         19. CONFLICT. In the event of an inconsistency between the printed Contract and this Rider, the provisions of this Rider shall govern and control.

         20. BENEFICIARY'S EXCULPATION. It is expressly understood and agreed by Purchaser that none of Beneficiary's agreements or representations and warranties herein are intended as personal agreements or representations and warranties of Beneficiary and none of the parties of Beneficiary shall have any liability personally for such agreements, representations or warranties, it being understood and agreed that any liability for breach of this agreement or of any representations or warranties by Seller shall be collectible only from Seller's interest in the Property and no personal liability is assumed by nor at any time may be asserted against Beneficiary, or its partners, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Purchaser.



PURCHASER:

LIFEWAY FOODS, INC., an
Illinois corporation                  ATTEST:

By:  MICHAEL SMOLYANSKY               By: [ILLEGIBLE]
    -----------------------------         ---------------------------
Its: President                        Its:
    -----------------------------         ---------------------------


SELLER:

AMERICAN NATIONAL BANK AND
TRUST COMPANY, not personally,
but as Trustee as aforesaid                                 ATTEST:

By: [ILLEGIBLE]                       By: Attestation not required by
    -----------------------------         American National Bank and
Its: Trust Officer                        Trust Company of Chicago
    -----------------------------         By Laws
                                      Its:
                                          -----------------------------

6431 OAKTON STREET ASSOCIATES,
an Illinois general partnership

By:  LARRY B. GOLDBERG
    -----------------------------
Its: Managing General Partner
    -----------------------------


By: [ILLEGIBLE]
    ----------------------------
Its: Partner
    ----------------------------

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

         LOT 5, EXCEPT THE SOUTH 140 FEET THEREOF, MEASURED ALONG THE EAST AND WEST LINES OF SAID LOT 5, AND EXCEPT THE NORTH 10 FEET OF SAID LOT 5 TAKEN FOR WIDENING OAKTON STREET, IN ENJAY'S INDUSTRIAL SUBDIVISION, BEING A SUBDIVISION IN THE NORTH 1/2 OF THE NORTH EAST 1/4 OF SECTION 30, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS


P.I.N.:  10-30-202-011

ADDRESS:         6431 Oakton Street
                 Morton Grove, Illinois 60053